Exhibit 5.1

September 19, 2025

DoubleDown Interactive Co., Ltd.

13F, Gangnam Finance Center

152, Teheran-ro Gangnam-gu

Seoul 06236, Republic of Korea

Re: DoubleDown Interactive Co., Ltd. / American Depositary Shares

Ladies and Gentlemen:

We have acted as special legal counsel to DoubleDown Interactive Co., Ltd. (the “Company”), a corporation incorporated under the laws of the Republic of Korea, in connection with the resale by STIC Special Situation Diamond Limited (“STIC”) of certain existing shares of 4,212,655, with par value 10,000 Korean Won per share, of the Company (the “Secondary Shares”) in the form of American Depositary Shares (the “ADSs”) (collectively referring to such Shares and ADSs, the “Securities”), which represent up to 210,632.75 common shares of the Company, as described in the Company’s Registration Statement on Form F-3 (as amended through the date hereof and together with all exhibits thereto, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Secondary Shares will be sold in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the law of the Republic of Korea, and we do not purport to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon and subject to the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Secondary Shares have been duly and validly authorized, issued, fully paid and non-assessable.

We hereby consent in writing to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Kim & Chang